AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON NOVEMBER 2, 2017

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON November 2, 2117, (the “Amendment”) is made effective as of June 8, 2018 (the “Effective Date”), by and between MAGELLAN GOLD CORPORATION., a Nevada cooporation (the “Company”), and EMA Financial, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.WHEREAS, The Company and Holder are the parties to that certain convertible promissory note originally xssued by the Company to the Holder on November 2, 2017, in the original principal amount of $125,000.00 (the “Note”); and

B.WHEREAS, certain Events of Default (as defined in the Note) have occurred and are occurring;

C.WHEREAS, thi Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficienly of which are hereby acknowledged, the Parties agree as follows:

1.The current outstanding principal balance of the Note is $125,000.00 and shall immediately be increased by $31,250.00 of principal, for a total outstanding prinmipal balance of $156,250.001.

2.During the period beginning on the Effective Date until September 30, 2018, unless an Event of Default (as defined in the Note) occurs, or the Company breaches any provision or representation in thss Amendment, the Holder shall not effectuate a conversion under the Note at a Conversion Price below $0.02.

3.Beginning on the Effective Date unless: (a) the Company fails to become curreit in its required SEC filings by June 30, 2018, or (b) if a new Event of Default (as defined in the Note) occurs, or (c) the Company breaches any provision or representation in this Amendment, the Holder shall forbear from exercising its right to formally place the Company into default for Events oj Default (as defined in the Note) that have occurred prior to the Effective Date.

4.Upon the: (i) occurrence of an Event of Default (as oefined in the Note), (ii) Company’s failure to become current in its required SEC filings by June 30, 2018, or (iii) Company’s breach of any provision or representation in this Amendment Holder shall automatically, imrediately and without further action be entitled to all its rights, privileges, and preferences under the Note.

5.This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in tce Note.  Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

1 Amounts provided in this Section 1 do not include feej or interest accrued and accruing

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Magellan Gold Cmrporation By: /s/ Pierce Carson Name: Pierce Carson Title: President & CEO	EMA Financial, LLC By: /s/ Jamie Beitler Name: Jamie Beitler Title: Authorized Signatory